EXHIBIT 10.3.1.1
AMENDMENT NO. 1
to the
AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN
of
ASHFORD HOSPITALITY TRUST, INC.

June 10, 2008
     This Amendment No. 1 (this “Amendment”) to the Amended and Restated 2003 Stock Incentive Plan of Ashford Hospitality Trust, Inc. (the “Company”) is hereby adopted by the Board of Directors of the Company (the “Board”), effective as of the date first referenced above.
     WHEREAS, the 2003 Stock Incentive Plan of Ashford Hospitality Trust, Inc. (the “Original Plan”) was authorized and approved by the stockholders of the Company and adopted for and on behalf of the Company by the Board in August 2003; and
     WHEREAS, certain amendments to the Original Plan were authorized and approved by the stockholders of the Company, and adopted for and on behalf of the Company in the form of the Amended and Restated 2003 Stock Incentive Plan of Ashford Hospitality Trust, Inc. (the “Plan”), in May 2005; and
     WHEREAS, pursuant to Article 1.4 of the Plan, any “material revision” of the Plan (as that term is used in the rules of the New York Stock Exchange) is subject to stockholder approval; and
     WHEREAS, the Board proposed and recommended that stockholders approve further amendments to the Plan authorizing (i) an increase in the number of shares of Common Stock, $.01 par value per share, of the Company (“Common Stock”) that may be issued under the Plan by 3,750,000 and (ii) elimination of the 450,000 share maximum limit on the number of shares of Common Stock that can be issued under the Plan to any one participant in any one calendar year, and at the Annual Meeting of Stockholders held June 10, 2008, the stockholders approved such amendments by the affirmative vote of a majority of the votes cast, which represented a majority of the votes eligible to be cast on such matter.
     NOW, THEREFORE, BE IT RESOLVED,
     1. Article 1.2 of the Plan is hereby amended and restated in its entirety to read as follows:
     1.2 Shares Subject to the Plan. The aggregate number of shares of Common Stock, $.01 par value per share, of the Company (“Common Stock”) that may be issued under the Plan commencing on June 10, 2008, the date the stockholders approved the amendments to the Plan set forth herein, shall not exceed 4,030,572 shares of outstanding Common Stock, which amount was determined as follows:

Total shares approved as of May 3, 2005	2,850,000
Shares granted pursuant to the Plan (net of shares returned to the Plan through forfeitures)	(2,569,428)
Additional shares approved June 10, 2008	3,750,000

Total shares available under the Plan as of June 10, 2008	4,030,572

In the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan shall be ratably adjusted by the Committee (as defined below), whose determination shall be final and binding upon the Company and all other interested persons. In the event the number of shares to be delivered upon the exercise or payment of any Award granted under the Plan is reduced for any reason whatsoever or in the event any Award granted under the Plan can no longer under any circumstances be exercised or paid, the number of shares no longer subject to such Award shall thereupon be released from such Award and shall thereafter be available under the Plan for the grant of additional Awards. Shares issued pursuant to the Plan (i) may be treasury shares, authorized but unissued shares or, if applicable, shares acquired in the open market and (ii) shall be fully paid and nonassessable.
     2. Except as modified herein, all terms and conditions of the Plan shall remain in full force and effect.
     3. This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Maryland, without regard to conflicts of law.
     4. If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

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